UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 17, 2012

Kirby Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-7615	74-1884980
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Waugh Drive, Suite 1000		77007
Houston, Texas		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(713) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

On May 17, 2012, at 11:30 a.m. EDT, Joseph H. Pyne, Chairman of the Board and Chief Executive Officer of Kirby Corporation, will give a presentation at the Bank of America Merrill Lynch 2012 Global Transportation Conference.  In his presentation, Mr. Pyne will state that Kirby currently believes that earnings for the year are likely to be at the low end of its previously announced guidance range of $3.85 to $4.05 per share and will discuss a number of factors that could affect Kirby’s results of operations for the year.  A live audio webcast of Mr. Pyne’s presentation and an audio replay of the presentation will be available on Kirby’s website at http://www.kirbycorp.com.  A copy of the material prepared by Kirby for the presentation is also available on the website.  The audio replay and presentation materials will be available for 30 days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KIRBY CORPORATION
(Registrant)

By:	/s/ David W. Grzebinski
David W. Grzebinski
Executive Vice President
and Chief Financial Officer

May 17, 2012